UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2013

UQM Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado	1-10869	84-0579156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4120 Specialty Place
Longmont, Colorado 80504
(Address of principal executive offices, including zip code)

(303) 682-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into A Material Definitive Agreement.

See Item 5.02 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2013, UQM Technologies, Inc. (the "Company") announced that David I. Rosenthal has been appointed as Treasurer, Secretary and Chief Financial Officer effective as of that day. As previously disclosed on February 1, 2013, Donald A. French, the former Treasurer, Secretary and Chief Financial Officer of the Company announced his intention to retire. Mr. French will continue to be employed by the Company and remain as a director until his retirement date to aid in the transition.

From March, 2011 until joining the Company, Mr. Rosenthal was a Financial Consultant for start-up and turnaround companies. From 2010 until 2011 Mr. Rosenthal was a director and served as Interim President and Chief Executive Officer of Cyanotech Corporation, a publicly-traded manufacturer of nutritional supplement products. From 2007-2009, Mr. Rosenthal served as Chief Financial Officer for Sanz, Inc. and Hickory Farms, portfolio companies of the private-equity firm Sun Capital Partners. Earlier in his career, Mr. Rosenthal served as the Chief Financial Officer of publicly-traded companies including Spectralink Corporation, Startek, Inc., Celestial Seasonings and Hauser, Inc.

The Company entered into an employment agreement (the "Agreement") with Mr. Rosenthal, effective as of May 1, 2013 and terminating August 31, 2015. Pursuant to the Agreement, Mr. Rosenthal shall receive an annual base salary of $235,000 and an annual automobile allowance of $9,720. Mr. Rosenthal is also eligible to receive a discretionary annual bonus payable in cash based on a target level of 40% of base salary and long-term equity incentive compensation in the form of common stock or options to acquire common stock based on a target level of 65% of base salary, each as determined based on performance goals set by the Company's Compensation Committee.

The Agreement provides that that if Mr. Rosenthal's employment is terminated (a) by the Company without Cause (as defined in the Agreement), (b) by Mr. Rosenthal for Good Reason (as defined in the Agreement), or (c) by Mr. Rosenthal upon retirement after age 62.5 or upon attaining 20 years of service as an officer of the Company, Mr. Rosenthal shall receive one month's salary for each completed full year of service as an officer of the Company up to a maximum payment of 24 months base salary, or six months' salary, whichever is greater. In addition, if Mr. Rosenthal terminates his employment voluntarily he is entitled to a severance payment equal to six months salary if he provides at least six months prior written notice or a severance payment equal to two months salary if he provides less than six months written notice.

Following a Change in Control Event of the Company (as defined in the Agreement) (a) if Mr. Rosenthal's employment is terminated voluntarily by Mr. Rosenthal within 60 days or (b) within the 12 month period following the Change in Control Event (i) the Company terminates Mr. Rosenthal's employment without Cause or (ii) Mr. Rosenthal terminates his employment on account of a Material Change (as described below), Mr. Rosenthal shall receive a severance payment equal to two month's salary for each completed full year of service as an officer of the Company up to a maximum payment of 48 months base salary, or one years' salary, whichever is greater, and a cash bonus (equal to two times the average of the annual cash bonus paid for the preceding three fiscal years). For purposes of the Agreement a Material Changed following a Change of Control Event includes any of the following that occurs without Mr. Rosenthal's consent: (A) a material diminution in his base salary; (B) a material diminution in his authority, duties, or responsibilities; (C) a material diminution in the authority, duties, or responsibilities of the supervisor (the Chief Executive Officer) to whom he is required to report; (D) a material diminution in the budget over which he retains authority; (E) a material change in the geographic location at which he is required to perform services; (F) any other action or inaction that constitutes a material breach of the Agreement; or (G) any other action or inaction by the Company that, in Mr. Rosenthal's sole judgment, represents a material diminution in the characteristics of his employment, including but not limited to the quality, work hours required, travel required or other material aspect of his employment.

If Mr. Rosenthal dies during the term of the Agreement, his estate shall receive six months salary. If Mr. Rosenthal's employment is terminated for disability, Mr. Rosenthal shall receive the greater of one month's salary for each completed full year of service as an officer of the Company or six month's base salary up to a maximum payment of 24 months base salary and a discretionary cash bonus (comparable to that paid to other executives on a relative basis for the fiscal year during which the disability event occurs) prorated for the portion of the fiscal year during which Mr. Rosenthal was employed prior to termination.

Under certain conditions specified in the Agreement, all unvested stock option and restricted stock held by Mr. Rosenthal may become fully vested and he may be entitled to continue to participate in the Company's group health insurance plan (at his cost) until he attains age 65. The Agreement further provides that the Company shall maintain at its expense, life insurance coverage on Mr. Rosenthal payable to his designees in an amount equal to three times his annual base salary.

The preceding description of the Agreement is qualified in its entirety by reference to a copy of the Agreement which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release dated May 1, 2013 announcing Mr. Rosenthal's appointment is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with the negotiation of Mr. Rosenthal's employment agreement, the Company amended its employment agreements with each of Eric Ridenour, Jon Lutz, Adrian Schaffer and Joseph Mitchell, to, among other things, conform the provisions dealing with termination upon disability or change of control with those in Mr. Rosenthal's agreement. The other economic terms and provisions of these employment agreements stay substantially the same as before. Copies of these amended employment agreements are filed as Exhibits 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.   Description

    10.1         Employment Agreement dated April 30, 2013, between the Company and David Rosenthal.

    10.2         Employment Agreement dated April 30, 2013, between the Company and Eric Ridenour.

    10.3         Employment Agreement dated April 30, 2013, between the Company and Jon Lutz.

    10.4         Employment Agreement dated April 30, 2013, between the Company and Adrian Schaffer.

    10.5         Employment Agreement dated April 30, 2013 between the Company and Joseph Mitchell.

    99.1         Press Release dated May 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UQM TECHNOLOGIES, INC.
Dated: April 30, 2013	By:	/s/DONALD A. FRENCH
Donald A. French
Secretary